Exhibit 99.1

HubSpot Reports Q2 2021 Results

Brian Halligan to step into Executive Chairman role effective September 7, 2021; HubSpot executive Yamini Rangan to be named next CEO

CAMBRIDGE, MA (August 4, 2021) — HubSpot, Inc. (NYSE: HUBS), the customer relationship management (CRM) platform for scaling companies, today announced financial results for the second quarter ended June 30, 2021. The company also announced that Brian Halligan will step into the role of Executive Chairman of HubSpot’s Board of Directors as of September 7, 2021. The Board has appointed Yamini Rangan, HubSpot’s current Chief Customer Officer, to succeed him.

Financial Highlights:

Revenue

●
Total revenue was $310.8 million, up 53% compared to Q2'20.
o
Subscription revenue was $300.4 million, up 53% compared to Q2'20.
o
Professional services and other revenue was $10.4 million, up 44% compared to Q2'20.

Operating Income (Loss)

●
GAAP operating margin was (5.3%), compared to (6.7%) in Q2'20.
●
Non-GAAP operating margin was 8.9%, compared to 9.4% in Q2'20.
●
GAAP operating loss was ($16.6) million, compared to ($13.6) million in Q2'20.
●
Non-GAAP operating income was $27.5 million, compared to $19.2 million in Q2'20.

Net Income (Loss)

●
GAAP net loss was ($24.6) million, or ($0.53) per basic and diluted share, compared to ($29.4) million, or ($0.67) per basic and diluted share in Q2'20.
●
Non-GAAP net income was $21.6 million, or $0.46 per basic and $0.43 per diluted share, compared to $16.7 million, or $0.38 per basic and $0.34 per diluted share in Q2'20.
●
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 46.8 million, compared to 44.1 million basic and diluted shares in Q2'20.
●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 46.8 million and 50.6 million respectively, compared to 44.1 million and 48.4 million, respectively in Q2'20.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1,297 million as of June 30, 2021.
●
During the second quarter, the company generated $41.4 million of operating cash flow, excluding the $3.2 million used for the repayment of our convertible notes, compared to $15.0 million during Q2'20, which excluded the $48.7 million used for the repayment of our convertible notes.
●
During the second quarter, the company generated $25.6 million of free cash flow, compared to $0.8 million during Q2'20.

Additional Recent Business Highlights

●
Grew total customers to 121,048 at June 30, 2021, up 40% from June 30, 2020.
●
Total average subscription revenue per customer was $10,198 during the second quarter of 2021, up 8% compared to the second quarter of 2020.

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“We finished out the first half of the year with yet another quarter of strong performance across the business,” said Yamini Rangan, Chief Customer Officer at HubSpot. “With the launch of CMS Hub Starter and recent improvements to CMS Hub Professional and Enterprise, we’re well-positioned to continue to support our customers through the ongoing trend of digital transformation as more companies have to adapt to doing business online.”

Business Outlook
Based on information available as of August 4, 2021, HubSpot is issuing guidance for the third quarter of 2021 and full year 2021 as indicated below.

Third Quarter 2021:

•
Total revenue is expected to be in the range of $325 million to $327 million.
•
Non-GAAP operating income is expected to be in the range of $27 million to $29 million.
•
Non-GAAP net income per common share is expected to be in the range of $0.42 to $0.44. This assumes approximately 50.6 million weighted average diluted shares outstanding.

Full Year 2021:

•
Total revenue is expected to be in the range of $1,268 million to $1,272 million.
•
Non-GAAP operating income is expected to be in the range of $107 million to $109 million.
•
Non-GAAP net income per common share is expected to be in the range of $1.67 to $1.69. This assumes approximately 50.5 million weighted average diluted shares outstanding.

Yamini Rangan to Take Reins September 7, 2021

Brian Halligan will step into the role of Executive Chairman of HubSpot’s Board of Directors as of September 7, 2021. Yamini Rangan will succeed Halligan and will step into the CEO role effective September 7, 2021. Rangan will also join HubSpot’s Board of Directors at that time. Halligan will work closely with Rangan to ensure a smooth transition.

“As Dharmesh and I have thought about what the next 15 years and beyond look like for HubSpot, it’s become clear to us that we have an opportunity to make some important changes now that will set us up for long term success,” said Brian Halligan, co-founder and CEO of HubSpot. “I’ve also been thinking a lot about how I can have the most impact on HubSpot moving forward, and moving to the Executive Chairman role feels like a natural fit. That transition wouldn’t be possible if I weren’t incredibly confident in Yamini’s ability to lead HubSpot.”

“Since the day she arrived, Yamini has made HubSpot better,” continued Dharmesh Shah, co-founder and CTO of HubSpot. “From reducing friction for our customers, to leading the company with clarity and empathy, Yamini has proven she is ready to take on the role of CEO to help both HubSpot and our customers grow better. I know I speak for both Brian and I when I say that we’re thrilled to have her take on this role and can’t wait to work together to lead the company.”

“I’m deeply humbled, grateful and excited to take on this new opportunity in partnership with Brian, Dharmesh, and the entire HubSpot team,” said Rangan. “It was Brian and Dharmesh’s visionary leadership as founders that got us here today, and that leadership will continue to be invaluable as HubSpot grows. I’m excited to continue working together to build innovative products, create a remarkable culture for our employees, and ultimately make HubSpot the #1 CRM platform for scaling companies.”

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial

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statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday August 4, 2021 at 4:30 p.m. Eastern Time (ET) to discuss the company’s first quarter financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay passcode is 6587506. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading CRM platform that provides software and support to help companies grow better. The platform includes marketing, sales, service, operations, and website management products that start free and scale to meet our customers' needs at any stage of growth. Today, over 121,000 customers across more than 120 countries use HubSpot's powerful and easy-to-use tools and integrations to attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the third fiscal quarter of and full year 2021; and statements regarding our positioning for future growth and market leadership; statements regarding the announced leadership transitions; statements regarding expected market trends, future investments, and opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the impact of COVID-19 on our business, the broader economy, our workforce and operations, and our ability to forecast our future financial performance as a result of COVID-19; our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$338,336	$378,123
Short-term investments	875,395	873,073
Accounts receivable	117,030	126,433
Deferred commission expense	52,941	44,576
Prepaid expenses and other current assets	42,626	34,716
Total current assets	1,426,328	1,456,921
Long-term investments	83,762	30,697
Property and equipment, net	97,885	101,123
Capitalized software development costs, net	33,513	24,943
Right-of-use assets	257,323	275,893
Deferred commission expense, net of current portion	35,211	28,296
Other assets	25,157	13,893
Intangible assets, net	11,644	10,282
Goodwill	47,789	31,318
Total assets	$2,018,612	$1,973,366
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,178	$13,540
Accrued compensation costs	51,986	44,054
Accrued expenses and other current liabilities	44,744	37,184
Convertible senior notes	64,762	7,837
Operating lease liabilities	31,410	30,020
Deferred revenue	358,830	312,866
Total current liabilities	563,910	445,501
Operating lease liabilities, net of current portion	259,696	279,664
Deferred revenue, net of current portion	3,403	3,636
Other long-term liabilities	12,056	10,811
Convertible senior notes, net of current portion	373,863	471,099
Total liabilities	1,212,928	1,210,711
Stockholders’ equity:
Common stock	47	46
Additional paid-in capital	1,334,301	1,241,167
Accumulated other comprehensive income	2,228	4,603
Accumulated deficit	(530,892)	(483,161)
Total stockholders’ equity	805,684	762,655
Total liabilities and stockholders’ equity	$2,018,612	$1,973,366

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Subscription	$300,423	$196,415	$570,686	$387,643
Professional services and other	10,365	7,193	21,467	14,932
Total revenue	310,788	203,608	592,153	402,575
Cost of revenues:
Subscription	51,134	30,400	94,986	60,135
Professional services and other	11,743	8,377	22,625	16,926
Total cost of revenues	62,877	38,777	117,611	77,061
Gross profit	247,911	164,831	474,542	325,514
Operating expenses:
Research and development	72,104	49,372	140,500	95,573
Sales and marketing	157,799	102,600	298,817	204,928
General and administrative	34,610	26,484	66,860	52,741
Total operating expenses	264,513	178,456	506,177	353,242
Loss from operations	(16,602)	(13,625)	(31,635)	(27,728)
Other expense:
Interest income	341	2,135	816	6,192
Interest expense	(7,179)	(16,809)	(16,578)	(22,761)
Other income (expense)	528	(91)	1,188	(1,143)
Total other expense	(6,310)	(14,765)	(14,574)	(17,712)
Loss before income tax expense	(22,912)	(28,390)	(46,209)	(45,440)
Income tax benefit (expense)	(1,660)	(1,011)	(1,522)	(1,677)
Net loss	$(24,572)	$(29,401)	$(47,731)	$(47,117)
Net loss per share, basic and diluted	$(0.53)	$(0.67)	$(1.02)	$(1.08)
Weighted average common shares used in computing basic and diluted net loss per share:	46,777	44,130	46,603	43,703

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Operating Activities:
Net loss	(24,572)	$(29,401)	$(47,731)	$(47,117)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	10,528	8,972	21,736	17,683
Stock-based compensation	43,433	31,374	75,856	58,837
Loss on early extinguishment of 2022 Convertible Notes	682	10,493	3,088	10,493
Repayment of 2022 Convertible Notes attributable to the debt discount	(3,223)	(48,675)	(13,028)	(48,675)
Gain on strategic investments	(1,022)	—	(1,022)	—
Benefit from deferred income taxes	(114)	(165)	(1,120)	(422)
Amortization of debt discount and issuance costs	6,019	5,959	12,512	11,662
Amortization (accretion) of bond discount	1,155	(1,336)	1,670	(3,490)
Unrealized currency translation	329	(597)	280	184
Changes in assets and liabilities
Accounts receivable	(7,531)	(3,850)	8,944	5,930
Prepaid expenses and other assets	(10,409)	(5,313)	(7,694)	(20,420)
Deferred commission expense	(10,097)	(4,314)	(16,402)	(5,837)
Right-of-use assets	8,193	7,675	18,547	13,398
Accounts payable	(5,867)	342	(1,269)	1,837
Accrued expenses and other liabilities	17,962	5,883	15,533	444
Operating lease liabilities	(9,102)	(7,033)	(18,374)	(12,314)
Deferred revenue	21,827	(3,704)	49,365	7,128
Net cash and cash equivalents provided by (used in) operating activities	38,191	(33,690)	100,891	(10,679)
Investing Activities:
Purchases of investments	(291,775)	(527,139)	(654,063)	(967,028)
Maturities of investments	219,684	327,127	596,602	710,002
Sale of investments	—	10,932	—	10,932
Equity method investment	(792)	—	(3,100)	—
Acquisition of a business, net of cash acquired	—	—	(16,810)	—
Purchases of property and equipment	(6,779)	(8,799)	(10,746)	(19,897)
Capitalization of software development costs	(9,080)	(5,394)	(16,421)	(10,163)
Purchases of strategic investments	(4,352)	(1,000)	(6,202)	(1,000)
Net cash and cash equivalents used in investing activities	(93,094)	(204,273)	(110,740)	(277,154)
Financing Activities:
Proceeds from issuance of 2025 Convertible Notes, net of issuance costs paid of $9.4 million	—	450,614	—	450,614
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	2	362,492	725	362,492
Payments for settlement of Warrants related to the 2022 Convertible Notes	—	(327,543)	—	(327,543)
Repayment of 2022 Convertible Notes attributable to the principal	(9,509)	(234,366)	(45,409)	(234,366)
Payments for Capped Call Options related to the 2025 Convertible Notes	—	(50,600)	—	(50,600)
Employee taxes paid related to the net share settlement of stock-based awards	(3,949)	(1,259)	(6,913)	(2,200)
Proceeds related to the issuance of common stock under stock plans	8,529	8,354	24,868	15,208
Repayments of finance lease obligations	—	2	—	(28)
Net cash and cash equivalents (used in) provided by financing activities	(4,927)	207,694	(26,729)	213,577
Effect of exchange rate changes on cash, cash equivalents and restricted cash	668	1,670	(3,209)	(144)
Net increase in cash, cash equivalents and restricted cash	(59,162)	(28,599)	(39,787)	(74,400)
Cash, cash equivalents and restricted cash, beginning of period	400,527	232,714	381,152	278,515
Cash, cash equivalents and restricted cash, end of period	$341,365	$204,115	$341,365	$204,115

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP operating loss	$(16,602)	$(13,625)	$(31,635)	$(27,728)
Stock-based compensation	43,433	31,374	75,856	58,837
Amortization of acquired intangible assets	337	899	682	1,798
Acquisition related expenses	372	518	1,567	851
Non-GAAP operating income	$27,540	$19,166	$46,470	$33,758

GAAP operating margin	(5.3%)	(6.7%)	(5.3%)	(6.9%)
Non-GAAP operating margin	8.9%	9.4%	7.8%	8.4%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net loss	$(24,572)	(29,401)	$(47,731)	$(47,117)
Stock-based compensation	43,433	31,374	75,856	58,837
Amortization of acquired intangibles assets	337	899	682	1,798
Acquisition related expenses	372	518	1,567	851
Non-cash interest expense for amortization of debt discount and debt issuance costs	6,019	5,959	12,512	11,662
(Gain on) impairment of strategic investments	(1,022)	—	(1,022)	250
Loss on early extinguishment of 2022 Convertible Notes	682	10,493	3,088	10,493
Loss on equity method investment	83	—	83	—
Income tax effects of non-GAAP items	(3,738)	(3,160)	(7,789)	(6,013)
Non-GAAP net income	$21,594	16,682	$37,246	$30,761

Non-GAAP net income per share:
Basic	$0.46	$0.38	$0.80	$0.70
Diluted	$0.43	$0.34	$0.74	$0.64
Shares used in non-GAAP per share calculations
Basic	46,777	44,130	46,603	43,703
Diluted	50,637	48,367	50,537	47,988

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended June 30,
	2021					2020
	COS, Subs-cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs-cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$51,134	$11,743	$72,104	$157,799	$34,610	$30,400	$8,377	$49,372	$102,600	$26,484
Stock -based compensation	(1,582)	(826)	(15,080)	(18,971)	(6,974)	(1,075)	(628)	(10,111)	(12,868)	(6,692)
Amortization of acquired intangible assets	(236)	—	—	(101)	—	(879)	—	—	(20)	—
Acquisition related expenses	—	—	(340)	—	(32)	—	—	(327)	—	(191)
Non-GAAP expense	$49,316	$10,917	$56,684	$138,727	$27,604	$28,446	$7,749	$38,934	$89,712	$19,601

GAAP expense as a percentage of revenue	16.5%	3.8%	23.2%	50.8%	11.1%	14.9%	4.1%	24.2%	50.4%	13.0%
Non-GAAP expense as a percentage of revenue	15.9%	3.5%	18.2%	44.6%	8.9%	14.0%	3.8%	19.1%	44.1%	9.6%

	Six Months Ended June 30,
	2021					2020
	COS, Subs-cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs-cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$94,986	$22,625	$140,500	$298,817	$66,860	$60,135	$16,926	$95,573	$204,928	$52,741
Stock -based compensation	(2,892)	(1,523)	(26,565)	(32,600)	(12,276)	(1,974)	(1,234)	(18,819)	(23,684)	(13,126)
Amortization of acquired intangible assets	(475)	—	—	(207)	—	(1,759)	—	—	(39)	—
Acquisition related expenses	—	—	(684)	(367)	(516)	—	—	(657)	—	(194)
Non-GAAP expense	$91,619	$21,102	$113,251	$265,643	$54,068	$56,402	$15,692	$76,097	$181,205	$39,421

GAAP expense as a percentage of revenue	16.0%	3.8%	23.7%	50.5%	11.3%	14.9%	4.2%	23.7%	50.9%	13.1%
Non-GAAP expense as a percentage of revenue	15.5%	3.6%	19.1%	44.9%	9.1%	14.0%	3.9%	18.9%	45.0%	9.8%

Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP subscription margin	$249,289	$166,015	$475,700	$327,508
Stock -based compensation	1,582	1,075	2,892	1,974
Amortization of acquired intangible assets	236	879	475	1,759
Non-GAAP subscription margin	$251,107	$167,969	$479,067	$331,241

GAAP subscription margin percentage	83.0%	84.5%	83.4%	84.5%
Non-GAAP subscription margin percentage	83.6%	85.5%	83.9%	85.5%

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Reconciliation of free cash flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net cash and cash equivalents provided by (used in) operating activities	$38,191	$(33,690)	$100,891	$(10,679)
Purchases of property and equipment	(6,779)	(8,799)	(10,746)	(19,897)
Capitalization of software development costs	(9,080)	(5,394)	(16,421)	(10,163)
Repayment of 2022 Convertible Notes attributable to the debt discount	3,223	48,675	13,028	48,674
Free cash flow	$25,555	$792	$86,752	$7,935

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net cash and cash equivalents provided by (used in) operating activities	$38,191	$(33,690)	$100,891	$(10,679)
Repayment of 2022 Convertible Notes attributable to the debt discount	3,223	48,675	13,028	48,674
Operating cash flow, excluding repayment of convertible debt	$41,414	$14,985	$113,919	$37,995

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended September 30, 2021	Year Ended December 31, 2021
GAAP operating income range	($13,401)-($11,401)	($54,066)-($52,066)
Stock-based compensation	39,740	157,720
Amortization of acquired intangible assets	325	1,330
Acquisition related expenses	336	2,016
Non-GAAP operating income range	$27,000-$29,000	$107,000-$109,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended September 30, 2021	Year Ended December 31, 2021
GAAP net loss range	($20,790)-($19,540)	($84,157)-($82,907)
Stock-based compensation	39,740	157,720
Amortization of acquired intangible assets	325	1,330
Acquisition related expenses	336	2,016
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,970	24,605
Income tax effects of non-GAAP items	(4,081)-(4,331)	(16,914)-(17,164)
Non-GAAP net income range	$21,500-$22,500	$84,600-$85,600

GAAP net income per basic and diluted share	($0.44)-($0.42)	($1.80)-($1.77)
Non-GAAP net income per diluted share	$0.42-$0.44	$1.67-$1.69

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	46,992	46,856

Weighted average common shares used in computing non-GAAP diluted net loss per share:	50,607	50,516

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, non-cash interest expense for amortization of debt discount and debt issuance costs, gain on strategic investment, loss on equity method investment, loss on early extinguishment of 2022 Convertible Notes, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus repayments of convertible notes attributable to debt discount. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash and the exclusion of repayments of convertible notes attributable to debt discount provides a comparable framework for assessing how our business performed when compared to prior periods and also aligns the non-GAAP treatment of our debt discount that is amortized as non-cash interest expense.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial

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measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, gain or loss on strategic investments, loss on equity method investment, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets, excluding backlog acquired intangible assets amortized as contra revenue, is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses.

D.
In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. In June 2020, the Company issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The imputed interest rates of the convertible senior notes were approximately 6.87% and 5.71%, respectively. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

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In the three months ended June 30, 2021, the Company settled $12.7 million of the principal balance of the 2022 Notes in cash and in the six months ended June 30, 2021, the Company settled $57.2 million of the principal balance of the 2022 Notes in cash. In connection with these settlements, the Company recorded a $0.7 million and $3.1 million loss on early extinguishment of debt in the three and six months ended June 30, 2021. The loss represents the difference between the fair value and carrying value of the debt extinguished. The amount of this charge may be inconsistent in size and varies depending on the timing of the repurchase of debt. In connection with the debt extinguishment, approximately $3.2 million and $13.0 million of the repayment of convertible notes that is attributable to debt discount was classified as cash used in operating activities in the three and six months ended June 30, 2021. Throughout the remainder of 2021 and until the maturity of the notes that are due in 2022, the Company has repaid, and will continue to repay early conversions of these notes. These activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these expenses and payments provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have commitments to make additional capital contributions.  We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies.  We believe this activity is not reflective of our recurring core business operating results.

G.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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